Exhibit 1

FOR IMMEDIATE RELEASE	8 January 2016

WPP PLC (“WPP”)

Notification of Preliminary Results

WPP will announce its Preliminary Statement for the year ended 31 December 2015 on Friday, 4 March 2016.

Contact:
Feona McEwan, WPP	+ 44 (0)207 408 2204